UNDERWRITING AGREEMENT

between

ARCADE CHINA ACQUISITION CORP.

and

MORGAN JOSEPH TRIARTISAN LLC

Dated: ●, 2011

ARCADE CHINA ACQUISITION CORP.

UNDERWRITING AGREEMENT

New York, New York
●, 2011

Morgan Joseph TriArtisan LLC
600 Fifth Avenue, 19th Floor
New York, New York 10020

As Representative of the
Several Underwriters named in Schedule I hereto

Re: Public Offering of Securities

Ladies and Gentlemen:

The undersigned, Arcade China Acquisition Corp., a Delaware corporation (“Company”), hereby confirms its agreement with Morgan Joseph TriArtisan LLC (“Morgan Joseph”) and with the other underwriters named on Schedule I hereto for which Morgan Joseph is acting as representative (Morgan Joseph, in its capacity as representative, is referred to herein variously as “you,” or the “Representative”; the Representative and the other underwriters are collectively referred to as the “Underwriters” or, individually, an “Underwriter”) as follows:

1.           Purchase and Sale of Securities.

1.1          Firm Securities.

1.1.1           Purchase of Firm Units.  On the basis of the representations and warranties herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the several Underwriters, an aggregate of 4,000,000 units (“Firm Units”) of the Company, at a purchase price (net of discounts and commissions) of $9.75 per Firm Unit.  The Underwriters, severally and not jointly, agree to purchase from the Company the number of Firm Units set forth opposite their respective names on Schedule I attached hereto and made a part hereof at a purchase price (net of discounts and commissions) of $9.75 per Firm Unit.  The Firm Units are to be offered initially to the public at the offering price of $10.00 per Firm Unit.  Each Firm Unit consists of one share of the Company’s common stock, par value $.0001 per share (“Common Stock”), and one warrant (“Warrant”).  The shares of Common Stock and the Warrants included in the Firm Units will trade separately on the fifth business day following the earlier to occur of the expiration of the Over-allotment Option (as defined in Section 1.2.1 hereof), which is 45 days from the date of the Prospectus (as defined in Section 2.1.1 hereof), its exercise in full or the announcement by the Underwriters of their intention not to exercise all or any remaining portion of the Over-allotment Option, but in no event will the shares of Common Stock and the Warrants included in the Firm Units trade separately until the business day after (i) the Company has filed with the Securities and Exchange Commission (the “Commission”) a Current Report on Form 8-K which includes an audited balance sheet reflecting the Company’s receipt of the proceeds of the offering of the Firm Units and the Private Placement (as defined in Section 1.3), including any proceeds the Company receives from the exercise of the Over-allotment Option if such option is exercised prior to the filing of the Form 8-K, (ii) the Company has filed with the Commission a Current Report on Form 8-K and issued a press release announcing when such separate trading will begin, and (iii) the expiration of the Over-allotment Option or its exercise in full. Each Warrant entitles its holder to exercise it to purchase one share of Common Stock for $11.50 during the period commencing on the later of 30 days after the consummation by the Company of its Business Combination or one year from the effective date (“Effective Date”) of the Registration Statement (as defined in Section 2.1.1 hereof) and terminating on the five-year anniversary of the consummation by the Company of its Business Combination.  “Business Combination” shall mean the Company’s initial acquisition of one or more operating businesses or assets through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination.

1.1.2           Payment and Delivery.  Delivery and payment for the Firm Units shall be made at 10:00 a.m., New York City time, on the fourth Business Day (as defined below) following the effective date of the Registration Statement or at such earlier time as shall be agreed upon by the Representative and the Company at the offices of McDermott Will & Emery LLP (“McDermott”) or at such other place as shall be agreed upon by the Representative and the Company.  The hour and date of delivery and payment for the Firm Units is called the “Closing Time” and the date on which the Closing Time occurs is called the “Closing Date.”  Payment for the Firm Units shall be made by wire transfer in Federal (same day) funds, payable as follows: $● of the proceeds received by the Company for the Firm Units shall be deposited in the trust account established by the Company for the benefit of the holders of shares of Common Stock included in the Units (as defined in Section 1.2.1) (such shares of Common Stock, the “Public Common Stock” and the holders of such Public Common Stock, the “Public Stockholders”) as described in the Registration Statement (“Trust Account”) pursuant to the terms of an Investment Management Trust Agreement (“Trust Agreement”) between the Company and Continental Stock Transfer & Trust Company (“CST”) and the remaining proceeds shall be paid (subject to Section 3.10 hereof) to the order of the Company upon delivery to you of the Firm Units through the facilities of the Depository Trust Company (“DTC”) for the account of the Underwriters or, at the instruction of the Representative, by delivery of certificates in form and substance satisfactory to the Underwriters.  The Firm Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Closing Date.  If the Representative has instructed that certificates be delivered for the Firm Units, the Company will permit the Representative to examine and package the Firm Units for delivery, at least one full Business Day prior to the Closing Date.  The Company shall not be obligated to sell or deliver the Firm Units except upon tender of payment by the Representative for all the Firm Units.  “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

1.1.3           Contingent Fees.  The following additional contingent fees (the “Contingent Fees”) will become payable from the amounts held in the Trust Account solely in the event the Company consummates the Business Combination: (a) Morgan Joseph will be paid a deferred commission equal to 0.5% of the gross proceeds from the sale of the Units; and (b) to the extent that, in connection with a Business Combination, Morgan Joseph assists in finding third parties to purchase shares of Public Common Stock held by Public Stockholders, and such third parties purchase such shares and do not redeem such shares in connection with the Business Combination, Morgan Joseph will be paid a fee equal to 2.5% of the pro rata portion of the Trust Account to which the shares that were sold to such third parties as a result of Morgan Joseph’s efforts would have been entitled to receive had they been redeemed.  The Contingent Fees will be payable from amounts on deposit in the Trust Account if and when the Company consummates a Business Combination.  Morgan Joseph understands and agrees that if, in connection with a Business Combination, other firms assist in finding third parties to purchase shares of Public Common Stock held by Public Stockholders, and such third parties purchase such shares and do not redeem such shares in connection with the Business Combination, the Company may pay such firms a fee equal to 2.5% of the pro rata portion of the Trust Account to which the shares that were sold to such third parties as a result of such firms’ efforts would have been entitled to receive had they been redeemed.  In the event that the Company is unable to consummate a Business Combination and CST, the trustee of the Trust Account, commences liquidation of the Trust Account, Morgan Joseph hereby agrees to the following: (i) to forfeit any and all rights or claims to the Contingent Fees; and (ii) that the Contingent Fees shall be distributed on a pro-rata basis among the Public Stockholders along with any interest accrued thereon, net of taxes payable.

1.2          Over-Allotment Option.

1.2.1           Option Units.  Solely for the purposes of covering any over-allotments in connection with the distribution and sale of the Firm Units, the Underwriters are hereby granted, severally and not jointly, an option to purchase up to an additional 600,000 units from the Company (“Over-allotment Option”).  Such additional 600,000 units, the net proceeds of which will be deposited in the Trust Account, are hereinafter referred to as “Option Units.”  The Firm Units and the Option Units are hereinafter collectively referred to as the “Units,” and the Units, the shares of Common Stock and the Warrants included in the Units and the shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to collectively as the “Public Securities.”  The purchase price to be paid for the Option Units will be the same price per Option Unit as the price per Firm Unit set forth in Section 1.1.1 hereof.

1.2.2           Exercise of Option.  The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Units within 45 days after the Effective Date.  The Underwriters will not be under any obligation to purchase any Option Units prior to the exercise of the Over-allotment Option.  The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company by the Representative, which must be confirmed in writing by overnight mail, facsimile transmission or e-mail, setting forth the number of Option Units to be purchased and the date and time for delivery of and payment for the Option Units (the “Option Closing Time” and the date on which the Option Closing Time occurs the “Option Closing Date”), which will not be later than five full Business Days after the date of the notice or such other time and in such other manner as shall be agreed upon by the Company and the Representative, at the offices of McDermott or at such other place as shall be agreed upon by the Company and the Representative.  Upon exercise of the Over-allotment Option, the Company will become obligated to convey to the Underwriters, and, subject to the terms and conditions set forth herein, the Underwriters will become obligated to purchase, the number of Option Units specified in such notice.

1.2.3           Payment and Delivery.  Payment for the Option Units shall be made on the Option Closing Date by wire transfer in Federal (same day) funds payable as follows: $9.75 per Option Unit shall be deposited in the Trust Account pursuant to the Trust Agreement and the remaining proceeds shall be paid (subject to Section 3.10 hereof) to the order of the Company upon delivery to you of the Option Units through the facilities of DTC for the account of the Underwriters or, at the instruction of the Representative, by delivery of certificates in form and substance satisfactory to the Underwriters.  The Option Units shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two full Business Days prior to the Option Closing Date.  If the Representative has instructed that certificates be delivered for the Firm Units, the Company will permit the Representative to examine and package the Firm Units for delivery, at least one full Business Day prior to the Option Closing Date.

1.3          Placement Warrants.  Pursuant to a Warrant Subscription Agreement, annexed as Exhibit 10.● of the Registration Statement (the “Warrant Subscription Agreement”), the Company shall issue and sell to (i) Kravis Capital Limited, a British Virgin Islands Company (“Kravis”), (ii) Arcade China Investment partners, LLC, a Delaware limited liability company (“Arcade Partners”) and (iii) the Underwriters (collectively the “Placement Warrant Holders”) an aggregate of 4,000,000 warrants having the terms described in the Warrant Subscription Agreement (the “Placement Warrants”), for a purchase price of $0.50 per Placement Warrant, in a private placement pursuant to Section 4(2) of the Act occurring at or prior to the Closing Time (the “Private Placement”).  The Company shall deposit the proceeds from the sale of the Placement Warrants in the Trust Account at least one Business Day prior to the Closing Date.

2.           Representations and Warranties of the Company.  The Company represents and warrants to the Underwriters as follows:

2.1          Filing of Registration Statement.

2.1.1           Pursuant to the Act.  The Company has filed with the Commission a registration statement and an amendment or amendments thereto, on Form S-1 (File No. 333-172953), including any related preliminary prospectus (“Preliminary Prospectus”), for the registration of the Public Securities under the Securities Act of 1933, as amended (“Act”), which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Act, and the rules and regulations (the “Regulations”) of the Commission under the Act.  The conditions for use of Form S-1 to register the offering of the Units (the “Offering”) under the Act, as set forth in the General Instructions to such Form, have been satisfied.  Except as the context may otherwise require, such registration statement, as amended, on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of such time pursuant to Rule 430A of the Regulations), is hereinafter called the “Registration Statement,” and the form of the final prospectus dated the Effective Date filed by the Company with the Commission pursuant to Rule 424 of the Regulations is hereinafter called the “Prospectus.”  For purposes of this Agreement, “Time of Sale” means ● a/p.m. New York City time, on the date of this Agreement.  Prior to the Time of Sale, the Company prepared a Preliminary Prospectus, which was included in the Registration Statement dated ●, 2011, for distribution by the Underwriters (such Preliminary Prospectus together with the Time of Sale Information, if any, set forth on Schedule II hereto, the “Sale Preliminary Prospectus”).  If the Company has filed, or is required pursuant to the terms hereof to file, a Registration Statement pursuant to Rule 462(b) under the Act registering additional Securities of any type (a “Rule 462(b) Registration Statement”), then, unless otherwise specified, any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462(b) Registration Statement.  Other than a Rule 462(b) Registration Statement, which, if filed, becomes effective upon filing, no other document with respect to the Registration Statement has heretofore been filed with the Commission.  All of the Public Securities have been registered for public sale under the Act pursuant to the Registration Statement or, if any Rule 462(b) Registration Statement is filed, will be duly registered for public sale under the Act with the filing of such Rule 462(b) Registration Statement.  The Registration Statement has been declared effective by the Commission on the date hereof.

2.1.2           Pursuant to the Exchange Act.  The Company has filed with the Commission a Form 8-A (File Number ●) providing for the registration under the Securities Exchange Act of 1934, as amended (“Exchange Act”), of the Units, the Common Stock and the Warrants.  The registration of the Units, Common Stock and Warrants under the Exchange Act is effective on the date hereof.

2.2          No Stop Orders, Etc.  The Commission has not issued any order or, to the Company’s knowledge, threatened to issue any order preventing or suspending the use of any Sale Preliminary Prospectus or Prospectus or has instituted or, to the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3          Registration Statement and Prospectuses.

2.3.1           Compliance with the Act and Regulations.  The Registration Statement, at the time it became effective, complied in all material respects with the requirements of the Act and the Regulations.  Each Preliminary Prospectus, at the time it was filed, complied as to form in all material respects with the Act and the Regulations.  The Sale Preliminary Prospectus, at the time it was filed, complied in all material respects with the Act and the Regulations.  The Prospectus, at the time it is filed and at the Closing Time and any Option Closing Time, will comply in all material respects with the Act and the Regulations.

2.3.2           10b-5 Representation.  The Registration Statement, at the time it became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  Neither the Sale Preliminary Prospectus, at the Time of Sale, nor the Prospectus (including any amendment thereof or supplement thereto), as of its date and on the Closing Date and any Option Closing Date, contained, contains or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  The representations and warranties made in this Section 2.3.2 do not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or any amendment thereof or supplement thereto, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 5.2 hereof.

2.3.3           Disclosure of Agreements.  The agreements and documents described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed.  Each agreement or other instrument (however characterized or described) to which the Company is a party or by which its property or business is or may be bound or affected and (i) that is referred to in the Sale Preliminary Prospectus or the Prospectus, or (ii) is material to the Company’s business, has been duly and validly executed by the Company, is in full force and effect and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in breach or default thereunder and no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a breach or default thereunder.  Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, except to the extent that any such violation would not reasonably be expected to have a material adverse effect on the business, properties, prospects, assets, results of operations or condition (financial or otherwise) of the Company (“Material Adverse Effect”).

2.3.4           Prior Securities Transactions.  No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the Company’s formation, except as disclosed in the Registration Statement.

2.3.5           Regulations.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of Federal, State and local regulation on the Company’s business as currently contemplated are correct in all material respects.

2.4          Changes After Dates in Registration Statement.

2.4.1           No Material Adverse Change.  Since the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except as otherwise specifically stated therein, (a) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company, (ii) there have been no material transactions entered into by the Company, other than (i) as contemplated pursuant to this Agreement, (b) in the ordinary course of business and (c) transactions described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and (iii) no member of the Company’s management has resigned from any position with the Company.

2.4.2           Recent Securities Transactions; Etc.  Subsequent to the respective dates as of which information is given in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, and except as may otherwise be indicated or contemplated herein or therein, the Company has not (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its equity securities.

2.5          Independent Accountants.  To the Company’s knowledge, Rothstein, Kass & Company, P.C. (“RK & Co.”), whose report is filed with the Commission as part of the Registration Statement, the Sale Preliminary Prospectus and the Prospectus and included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, are independent registered public accountants as required by the Act and the Regulations.

2.6          Financial Statements.  The financial statements of the Company, including the related notes thereto and supporting schedules included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus present fairly the financial position, the results of operations and the cash flows of the Company at the dates and for the periods to which they apply; such financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved.  The Registration Statement, the Sale Preliminary Prospectus and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus that are not included as required.

2.7          Authorized Capital; Options; Etc.  The Company had at the date or dates indicated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  Based on the assumptions stated in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein.  Except as set forth in, or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, on the Effective Date and on the Closing Date, there will be no options, warrants, or other rights to purchase or otherwise acquire any authorized but unissued shares of Common Stock of the Company or any security convertible into shares of Common Stock of the Company, or any contracts or commitments to issue or sell shares of Common Stock or any such options, warrants, rights or convertible securities.

2.8          Valid Issuance of Securities; Etc.

2.8.1           Outstanding Securities.  All issued and outstanding securities of the Company (including, without limitation, the Placement Warrants) have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; such securities have been issued in compliance with all federal and state securities laws; and none of such securities were issued in violation of any preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company.  The authorized Common Stock and Warrants conform in all material respects to all statements relating thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The offers and sales of the outstanding securities of the Company were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

2.8.2           Securities Sold Pursuant to this Agreement.  The Public Securities have been duly authorized and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Public Securities are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Securities has been duly and validly taken.  The certificates for the Public Securities are in valid and proper form.  The Securities conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

2.8.3           Warrants and Placement Warrants  The Warrants and the Placement Warrants constitute valid and binding obligations of the Company to issue and sell, upon exercise thereof and payment of the respective exercise prices therefor, the number and type of securities of the Company called for thereby in accordance with the terms thereof, and the Warrants and the Placement Warrants are enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The shares of Common Stock issuable upon exercise of the Warrants and the Placement Warrants have been reserved for issuance upon the exercise of the Warrants and the Placement Warrants and, when issued in accordance with the terms of the Warrants and the Placement Warrants, will be duly and validly authorized, validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; such shares of Common Stock are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of such shares of Common Stock has been duly and validly taken.

2.8.4           No Integration.  Neither the Company nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities that are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Public Securities pursuant to the Registration Statement.

2.9          Registration Rights of Third Parties.  Except as set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10        Entry into Agreements.

2.10.1         Warrant Agreement.  The Company has entered into a warrant agreement with respect to the Warrants with CST substantially in the form annexed as Exhibit 4.● to the Registration Statement (“Warrant Agreement”).

2.10.2         Investment Management Trust Agreement.  The Company has entered into the Trust Agreement with respect to certain proceeds of the Offering substantially in the form annexed as Exhibit 10.● to the Registration Statement.

2.10.3         Escrow Agreement.  The Company and the Placement Warrant Holders have entered into an escrow agreement (“Escrow Agreement”) with CST (“Escrow Agent”) with respect to the Private Placement Warrants substantially in the form annexed as Exhibit 10.● to the Registration Statement.

2.10.4         Warrant Subscription Agreement.  The Company has entered into the Warrant Subscription Agreement with the Placement Warrant Holders with respect to the purchase of the Placement Warrants.

2.10.5         Insider Letters.  The Company has entered into letter agreements with Kravis, Arcade Partners and each of its officers and directors (collectively, the “Insiders”) substantially in the forms annexed as Exhibits 10.1 and 10.2, respectively, to the Registration Statement (“Insider Letters”), pursuant to which each of the Insiders of the Company agree to certain matters, including but not limited to, certain matters described as being agreed to by them under the “Proposed Business” section of the Sale Preliminary Prospectus and the Prospectus.

2.11        Validity and Binding Effect of Agreements.

2.11.1         All Agreements with Respect to the Company.  This Agreement, the Warrant Agreement, the Trust Agreement, the Escrow Agreement, the Warrant Subscription Agreement and the Insider Letters have been duly and validly authorized, executed and delivered by the Company and constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.  The execution, delivery, and performance by the Company of this Agreement, the Warrant Agreement, the Trust Agreement, the Escrow Agreement, the Warrant Subscription Agreement and the Insider Letters and the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both (i) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party except pursuant to the Trust Agreement; (ii) result in any violation of the provisions of the Certificate of Incorporation or the Bylaws of the Company; or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business, except in the case of (i) or (iii) as would not reasonably be expected to have a Material Adverse Effect.

2.11.2         Escrow Agreement.  The Escrow Agreement has been duly and validly authorized, executed and delivered by each of the Placement Warrant Holders (other than the Underwriters), and is enforceable against each of the Placement Warrant Holders (other than the Underwriters) in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11.3         Warrant Subscription Agreement.  The Warrant Subscription Agreement has been duly and validly authorized, executed and delivered by each of the Placement Warrant Holders (other than the Underwriters), and is enforceable against each of the Placement Warrant Holders (other than the Underwriters) in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.11.4         Insider Letters.  The Insider Letter to which it or he is a party has been duly and validly authorized, executed and delivered by each of Kravis and, to the Company’s knowledge, the Company’s officers and directors, and is enforceable against each of Kravis and, to the Company’s knowledge, the Company’s offers and directors in accordance with its terms, except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

2.12        No Defaults; Violations.  No default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject, except for any such default that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Company is not in violation of any term or provision of its Certificate of Incorporation or Bylaws. The Company is not in violation of any material franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses, except for any such violations that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

2.13        Corporate Power; Licenses; Consents.

2.13.1         Conduct of Business.  The Company has all requisite corporate power and authority to conduct its business as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The disclosures in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus concerning the effects of Federal, state and local regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.13.2         Transactions Contemplated Herein.  The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained.  No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery, of the Public Securities and the consummation of the transactions and agreements contemplated by this Agreement, the Warrant Agreement, the Trust Agreement, the Escrow Agreement and the Warrant Subscription Agreement and as contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, except with respect to applicable Federal and state securities laws and the rules and regulations promulgated by the Financial Industry Regulatory Authority (“FINRA”).

2.14        D&O Questionnaires.  To the Company’s knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each of the Company’s stockholders, officers and directors (“Insiders”) and provided to the Representative is true and correct and the Company has not become aware of any information which would reasonably be expected to cause the information disclosed in the questionnaires completed by each Insider to become inaccurate or incorrect.

2.15        Litigation; Governmental Proceedings.  There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any Insider that is required to be disclosed and has not been so disclosed in the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or the Questionnaires.

2.16        Good Standing.  The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the state of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not reasonably be expected to have a Material Adverse Effect.

2.17        Transactions Affecting Disclosure to FINRA.

2.17.1         Finder’s Fees.  There are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Public Securities hereunder or any other arrangements, agreements or understandings of the Company or any Insider that may affect the Underwriters’ compensation, as determined by FINRA.

2.17.2         Payments Within Twelve Months.  The Company has not made any direct or indirect payments (in cash, securities or otherwise) (i) to any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company, (ii) to any FINRA member or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than payments to the Representative in connection with the Offering.

2.17.3         Use of Proceeds.  None of the net proceeds of the Offering and Private Placement will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein and except as may be paid in connection with a Business Combination as contemplated by the Sale Preliminary Prospectus.

2.17.4         Insiders’ FINRA Affiliation.  Except as disclosed in the Registration Statement, the Sale Preliminary Prospectus, or the Prospectus, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member, as determined in accordance with the rules and regulations of FINRA.  The Company will advise the Representative and its counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Common Stock is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18        Foreign Corrupt Practices Act; Patriot Act.

2.18.1         Foreign Corrupt Practices Act.  None of the Company or any of the Insiders or any other person acting on behalf of the Company has, while acting on behalf of the Company, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; or (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.

2.18.2         Patriot Act.  Neither the Company nor any Company affiliates have violated: (i) the Bank Secrecy Act, as amended, (ii) the Money Laundering Control Act of 1986, as amended, or (iii) the Uniting and Strengthening of America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, and/or the rules and regulations promulgated under any such law, or any successor law.

2.19        Officers’ Certificate.  Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.20        No Existing Non-Competition Agreements.  No Insider or other employee of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could reasonably be expected to materially affect his ability to be an employee, officer and/or director of the Company.

2.21        Investments.  The Company is not and, after giving effect to the Offering and sale of the Public Securities and the application of the proceeds thereof as described in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.22        Subsidiaries.  The Company does not own an interest in any corporation, partnership, limited liability company, joint venture, trust or other business entity.

2.23        Related Party Transactions.  There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus that have not been described as required.

2.24        Data.  The statistical, industry-related and market-related data included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived.

2.25        Business Combinations.  The Company has not identified any target to acquire in a Business Combination and has not, nor has anyone on its behalf, initiated any discussions, directly or indirectly, with respect to identifying any target to acquire in a Business Combination.

2.26        Distribution of Offering Material By the Company.  The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Units, any offering material in connection with the offering and sale of the Units other than the Sale Preliminary Prospectus and the Prospectus, in each case as supplemented and amended.

2.27        No Transfer Taxes.  There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Units.

2.28        Tax Law Compliance.  The Company has filed all federal, state, local and foreign income and franchise tax returns that are required to be filed by it or has requested extensions thereof (except in any case in which the failure to so file would not reasonably be expected to have a Material Adverse Effect) and has paid all taxes required to be paid by it and, if due and payable, any related or similar assessment, fine or penalty levied against it, except for any taxes, assessments, fines or penalties as may be being contested in good faith and by appropriate proceedings or as would not reasonably be expected to have a Material Adverse Effect.

2.29        Ineligible Issuer.  At the time of filing the Registration Statement and at the date hereof, the Company was and is an “ineligible issuer,” as defined in Rule 405 under the Securities Act.  The Company has not made any offer relating to the Public Securities that would constitute an “issuer free writing Prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405.

3.           Covenants of the Company.  The Company covenants and agrees with the Underwriters as follows:

3.1          Amendments or Supplements to Registration Statement or Prospectus.  The Company will deliver to the Representative, prior to filing, any amendment or supplement to the Registration Statement or Prospectus or Rule 462(b) Registration Statement proposed to be filed after the Effective Date and the Company shall not file any such amendment or supplement or Rule 462(b) Registration Statement to which the Representative shall reasonably object.

3.2          Federal Securities Laws.

3.2.1       Compliance.

(i)           During the time when a prospectus relating to the Public Securities is required to be delivered under the Act, the Company will use all reasonable efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Public Securities in accordance with the provisions hereof and the Prospectus.

(ii)           If at any time prior to the filing of the Prospectus pursuant to the requirements of Rule 424 of the Regulations any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Sale Preliminary Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify the Representative promptly so that the use of the Sale Preliminary Prospectus may cease until it is amended or supplemented and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with the Act.

(iii)           If at any time when a prospectus relating to the Public Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event shall have occurred as a result of which, in the reasonable opinion of counsel for the Company or counsel for the Underwriters, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or the Prospectus to comply with the Act, the Company will notify the Representative promptly and prepare and file with the Commission, subject to Section 3.1 hereof, an appropriate amendment or supplement in accordance with the Act.

3.2.2           Filing of Final Prospectus.  The Company will file the Prospectus (in form and substance satisfactory to the Representative) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

3.2.3           Exchange Act Registration.  The Company will maintain the registration of the Public Securities under the provisions of the Exchange Act (except in connection with a going-private transaction) for a period of five years from the Effective Date, or until the Company is required to be liquidated if earlier, or, in the case of the Warrants, until the Warrants expire and are no longer exercisable.  The Company will not deregister the Public Securities under the Exchange Act without the prior written consent of the Representative.

3.3          Ineligible Issuer.  The Company will not make any offer relating to the Public Securities that would constitute an “issuer free writing Prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing Prospectus,” as defined in Rule 405.

3.4          Blue Sky Filings.  The Company will endeavor in good faith, in cooperation with the Representative, at or prior to the time the Registration Statement becomes effective, to qualify the Public Securities for offering and sale under the securities laws of such jurisdictions as the Representative may reasonably designate, provided that no such qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction.  In each jurisdiction where such qualification shall be effected, the Company will, unless the Representative agrees that such action is not at the time necessary or advisable, use all reasonable efforts to file and make such statements or reports at such times as are or may be required by the laws of such jurisdiction.  The Company shall pay all filings fees in connection with the qualification of the securities under the securities laws of such jurisdictions as the Representative may reasonably designate.

3.5          Delivery to Underwriters of Preliminary Prospectus, Sale Preliminary Prospectus and Prospectuses.  The Company will deliver to each of the several Underwriters, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act such number of copies of each Preliminary Prospectus, Sale Preliminary Prospectus and Prospectus as such Underwriters may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and a copy of all original executed consents of certified experts.

3.6          Effectiveness and Events Requiring Notice to the Representative.  The Company will use its reasonable efforts to cause the Registration Statement to remain effective and will notify the Representative immediately and confirm the notice in writing (i) of the effectiveness of the Registration Statement and any amendment thereto, (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose, (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose, (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus, (v) of the receipt of any comments or request for any additional information from the Commission, and (vi) of the happening of any event during the period described in Section 3.2.1(i) hereof that, in the judgment of the Company or its counsel, makes any statement of a material fact made in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus untrue or that requires the making of any changes in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

3.7          Review of Quarterly Financial Statements.  Until the earlier of five years from the consummation of Business Combination, or such time upon which the Company is required to cease all operations and redeem all of the Public Common Stock, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s financial statements for each of the first three fiscal quarters prior to the announcement of quarterly financial information, the filing of the Company’s Form 10-Q quarterly report and the mailing of quarterly financial information to stockholders.

3.8          Affiliated Transactions.

3.8.1           Business Combinations.  The Company will not consummate a Business Combination with any entity which is affiliated with any Insider unless the Company obtains an opinion from an independent investment banking firm that is a member of FINRA that the Business Combination is fair to the Company’s stockholders from a financial perspective.  No Insider or any affiliate of an Insider shall receive any fees of any type (other than reimbursement of ordinary and customary expenses incurred on behalf of the Company) in connection with any Business Combination.

3.8.2           Compensation to Insiders.  Except as set forth above in this Section 3.8, the Company shall not pay any of the Insiders or any of their affiliates any fees or compensation from the Company, for services rendered to the Company prior to, or in connection with, the consummation of a Business Combination; provided that the Insiders shall be entitled to reimbursement from the Company for their reasonable out-of-pocket expenses incurred in connection with seeking and consummating a Business Combination and may be repaid loans as described in the Registration Statement.

3.9          Reports to the Representative.

3.9.1           Periodic Reports, Etc.  For a period of five years from the consummation of a Business Combination or until such earlier time upon which the Company is required to cease all operations and redeem all of the Public Common Stock, the Company will furnish to the Representative (Attn: Tina Pappas) and its counsel copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities, and promptly furnish to the Representative (i) a copy of each periodic report the Company shall be required to file with the Commission, (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company, (iii) a copy of each Form 8-K or Schedules 13D, 13G, 14D-1 or 13E-4 received or prepared by the Company, (iv) two (2) copies of each registration statement filed by the Company with the Commission under the Securities Act and (v) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request; provided the Representative shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Representative and its counsel in connection with the Representative’s receipt of such information.  Documents filed with the Commission pursuant to its EDGAR system and press releases, news items or articles that are released over newswires, or are otherwise made publicly available shall be deemed to have been delivered to the Representative and its counsel pursuant to this Section.

3.9.2           Transfer Sheets.  For a period of two years following the Effective Date or until such earlier time upon which the Company is required to be liquidated, the Company shall retain CST or another transfer and warrant agent acceptable to the Representative (“Transfer Agent”) and will furnish to the Underwriters at the Company’s sole cost and expense, for a period of one year following the Effective Date, such transfer sheets of the Company’s securities as the Representative may request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC.  The Underwriters acknowledge that CST is an acceptable Transfer Agent.

3.9.3           Secondary Market Trading Maintenance.  Unless the Public Securities are listed or quoted, as the case may be, on the New York Stock Exchange, the American Stock Exchange or quoted on the NASDAQ Global Market or NASDAQ Capital Market, until such earlier time upon which the Company is required to cease all operations and redeem all of the Public Common Stock or upon consummation of a Business Combination, the Company shall at the beginning of each fiscal quarter determine whether there has been any change in the states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States and provide the Representative with a written report of any such change.

3.9.4           Trading Reports.  During such time as any of the Public Securities are quoted on the OTC Bulletin Board (or any successor trading market such as the Bulletin Board Exchange) or the Pink Sheets, LLC (or similar publisher of quotations) and no other automated quotation system prior to the fifth anniversary of the consummation of a Business Combination, the Company shall provide to the Representative, at its expense, such reports published by the OTC Bulletin Board or the Pink Sheets, LLC relating to price trading of the Public Securities, as the Representative shall reasonably request.

3.9.5           Disqualification of Form S-3.  Until the Warrants have all been redeemed, exercised or expired and no longer exercisable, the Company will not take any action or actions which are reasonably likely to prevent or disqualify the Company’s use of Form S-3 for the registration of the shares of Common Stock issuable upon exercise of the Warrants (except in connection with a going-private transaction).

3.10        Payment of Expenses.

3.10.1         General Expenses Related to the Offering.  The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to (i) the preparation, printing, filing and mailing (including the payment of postage with respect to such mailing) of the Registration Statement, each Preliminary Prospectus and the Prospectus and the printing and mailing of this Agreement and related documents, including the cost of all copies thereof and any amendments thereof or supplements thereto supplied to the Underwriters in quantities as may be reasonably required by the Underwriters, (ii) the printing, engraving, issuance and delivery of the Units, the shares of Common Stock and the Warrants included in the Units, including any transfer or other taxes payable thereon, (iii) filing fees and legal fees and expenses of counsel incurred in (A) making required filings with FINRA and (B) qualifying the Public Securities under state or foreign securities or Blue Sky laws, (iv) fees, costs and expenses incurred in procuring the quotation of the Public Securities on the OTC Bulletin Board, (v) fees and disbursements of the transfer and warrant agent, (vi) the Company’s expenses associated with “due diligence” and “road show” meetings arranged by the Representative, (vii) the preparation, binding and delivery of one (1) velo-bound “transaction closing set” and compact disc of same and (viii) all other actual documented costs and expenses customarily borne by an issuer incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 3.10.1.  The Company also agrees that, if requested by the Representative, it will engage and pay up to an aggregate amount of $15,000 for an initial investigative search firm of the Representative’s choice to conduct an investigation of the principals of the Company as shall be mutually selected by the Representative and the Company. The Company shall also pay such other amounts for additional investigative work that the Company and the Representative mutually agree requires further clarification and/or documentation up to a maximum of $[ ].  The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth in this Agreement to be paid by the Company to the Representative and others.

3.10.2         If the Offering is not Consummated.  If the Offering contemplated by this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 4 hereof is not satisfied, because of any termination pursuant to Section 9.2(i) or (ii) hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representative on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel, “road show” and due diligence expenses) that shall have been incurred by them in connection with the proposed Offering.

3.10.3         Expenses Related to Business Combination.  The Company further agrees that, in the event the Representative assists the Company in connection with the consummation of a proposed Business Combination, the Company agrees to reimburse the Representative for all reasonable out-of-pocket expenses, including, but not limited to, “road-show” and due diligence expenses, provided that the Representative shall have received the Company’s prior written consent with respect to any individual expense greater than $1,000.

3.11        Application of Net Proceeds.  The Company will apply the net proceeds from the Offering and Private Placement received by it in a manner consistent with the application described under the caption “Use of Proceeds” in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.

3.12        Delivery of Earnings Statements to Security Holders.  The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months beginning after the Effective Date.

3.13        Notice to FINRA.  For a period of 90 days following the Effective Date, in the event any person or entity (regardless of any FINRA affiliation or association) is engaged to assist the Company in its search for a merger candidate or to provide any other merger and acquisition services, the Company will provide the following to FINRA and to the Representative prior to the consummation of the Business Combination:  (i) complete details of all services and copies of agreements governing such services; and (ii) justification as to why the person or entity providing the merger and acquisition services should not be considered an “underwriter and related person” with respect to the Company’s initial public offering, as such term is defined in Rule 5110 of the FINRA Manual.  The Company also agrees that proper disclosure of such arrangement or potential arrangement will be made in the tender offer documents or proxy statement which the Company will file in connection with the Business Combination.

3.14        Stabilization.  Neither the Company, nor, to its knowledge, any of its employees, directors or stockholders (without the consent of the Representative) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to  cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Securities.

3.15        Existing Lock-Up Agreement.  The Company will use reasonable efforts to enforce all existing agreements between the Company and any of its security holders that prohibit the sale, transfer, assignment, pledge or hypothecation of any of the Public Securities in connection with the Offering.  In addition, the Company will direct the Transfer Agent to place stop transfer restrictions upon any such Securities of the Company that are bound by such existing “lock-up” agreements for the duration of the periods contemplated in such agreements.

3.16        Payment of Contingent Fees on Business Combination.  Upon the consummation of a Business Combination, the Company agrees that it will pay the Contingent Fees out of funds in the Trust Account delivered to the Company in accordance with Section 1.1.3.

3.17        Internal Controls.  The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.18        Accountants.  Until the earlier of five years from the Effective Date or until such earlier time upon which the Company is required to cease all operations and redeem the Public Common Stock, the Company shall retain RK & Co. or another independent registered public accounting firm reasonably acceptable to the Representative.

3.19        Form 8-K.  The Company shall, on the date hereof, retain its independent registered public accounting firm to audit the financial statements of the Company as of the Closing Date (“Audited Financial Statements”) reflecting the receipt by the Company of the proceeds of the Offering.  As soon as the Audited Financial Statements become available, the Company shall as soon as practicable file a Current Report on Form 8-K with the Commission, which Report shall contain the Company’s Audited Financial Statements.

3.20        FINRA.  The Company shall advise FINRA if it is aware that any 5% or greater stockholder of the Company becomes an affiliate or associated person of a FINRA member participating in the distribution of the Public Securities.

3.21        Investment Company.  The Company shall cause the proceeds of the Offering to be held in the Trust Account to be invested only in “government securities” with specific maturity dates or in money market funds as set forth in the Trust Agreement and disclosed in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus.  The Company will otherwise conduct its business in a manner so that it will not become subject to the Investment Company Act of 1940, as amended.  Furthermore, once the Company consummates a Business Combination, it will be engaged in a business other than that of investing, reinvesting, owning, holding or trading securities.

3.22        Colorado Trust Filing.  In the event the Public Securities are registered in the State of Colorado, the Company will cause a Colorado Form ES to be filed with the Commissioner of the State of Colorado no less than 10 days prior to the distribution of the Trust Account in connection with a Business Combination and will do all things necessary to comply with Section 11-51-302 and Rule 51-3.4 of the Colorado Securities Act.

3.23        Amendments to Certificate of Incorporation.

3.23.1         The Company covenants and agrees, that prior to its initial Business Combination it will not seek to amend or modify its Certificate of Incorporation, including, but not limited to provisions (A) through (K) of Article Fifth of its Certificate of Incorporation without the prior written consent of the Representative.

3.23.2         The Company acknowledges that the purchasers of the Public Securities in the Offering shall be deemed to be third party beneficiaries of this Agreement and specifically this Section 3.23.

3.23.3         The Representative specifically advises the Company that it will not waive this Section 3.23 under any circumstances.

3.24        Amendments to Agreements.  The Company shall not amend, modify or otherwise change the Warrant Agreement, Trust Agreement, Escrow Agreement, Warrant Subscription Agreement or any Insider Letter without the prior written consent of the Representative.

3.25        Private Placement Proceeds.  At or prior to the Closing Time, the Company shall deposit $● of the proceeds from the Private Placement in the Trust Account and shall provide the Representative with evidence of the same.

4.           Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters to purchase and pay for the Units, as provided herein, shall be subject to the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Time and the Option Closing Time, if any, to the accuracy of the statements of officers of the Company made in certificates delivered pursuant to the provisions hereof and to the performance by the Company of its obligations hereunder and to the following conditions:

4.1          Regulatory Matters.

4.1.1       Effectiveness of Registration Statement and Filing of Prospectus.

(i)           The Registration Statement shall have become effective not later than 5:00 p.m., New York time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at each of the Closing Time and the Option Closing Time;

(ii)           No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall have been threatened in writing by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of McDermott, counsel to the Underwriters;

(iii)           No order suspending the sale of the Units in any jurisdiction designated by you pursuant to Section 3.4 hereof shall be in effect either on the Closing Date or the Option Closing Date, and no proceedings for that purpose shall have been instituted or shall have been threatened in writing; and

(iv)           The Prospectus, and any supplement thereto, shall have been filed in the manner and within the time period required by Rule 424(b).

4.1.2       FINRA Clearance.  By the Effective Date, the Representative shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3       The OTC Bulletin Board.  The Securities shall have been approved for quotation on the OTC Bulletin Board.

4.2          Company Counsel Matters.

4.2.1       Closing Date and Option Closing Date Opinion of Counsel.  At the Closing Time and the Option Closing Time, if any, the Representative shall have received the favorable opinion of Loeb & Loeb LLP, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Representative and in form and substance reasonably satisfactory to McDermott.

4.2.2       Reliance.  In rendering such opinion, such counsel may rely (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to McDermott) of other counsel reasonably acceptable to McDermott, familiar with the applicable laws, and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdictions having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to the Underwriters’ counsel if requested.

4.3           Cold Comfort Letter.  At the time this Agreement is executed, and at each of the Closing Time and the Option Closing Time, if any, you shall have received a letter, addressed to the Representative and in form and substance satisfactory in all respects (including the non-material nature of the changes or decreases, if any, referred to in clause (iii) below) to you and to McDermott from RK & Co. dated, respectively, as of the date of this Agreement and as of the Closing Date and the Option Closing Date, if any:

(i)           Confirming that they are independent accountants with respect to the Company within the meaning of the Act and the applicable Regulations and that they have not, during the periods covered by the financial statements included in the Preliminary Prospectus, Sale Preliminary Prospectus and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act;

(ii)           Stating that in their opinion the financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the published Regulations thereunder;

(iii)           Stating that, on the basis of their review which included a reading of the latest available unaudited interim financial statements of the Company (with an indication of the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of the stockholders and board of directors and the various committees of the board of directors, consultations with officers and other employees of the Company responsible for financial and accounting matters and other specified procedures and inquiries, nothing has come to their attention which would lead them to believe that (a) the unaudited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Regulations or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements of the Company included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, or (b) at a date not earlier than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any change in the capital stock or long-term debt of the Company, or any decrease in the stockholders’ equity of the Company [as compared with amounts shown in the March 2, 2010 balance sheet included in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus, other than as set forth in or contemplated by the Registration Statement, the Sale Preliminary Prospectus and the Prospectus or, if there was any decrease, setting forth the amount of such decrease, and (c) during the period from March 2, 2010 to a specified date not earlier than five days prior to the Effective Date, Closing Date or Option Closing Date, as the case may be, there was any decrease in revenues, net earnings or net earnings per share of Common Stock, in each case as compared with the corresponding period in the preceding year and as compared with the corresponding period in the preceding quarter, other than as set forth in or contemplated by the Registration Statement the Sale Preliminary Prospectus and the Prospectus, or, if there was any such decrease, setting forth the amount of such decrease;

(iv)           Setting forth, at a date not earlier than five days prior to the Effective Date, the amount of liabilities of the Company (including a break-down of commercial papers and notes payable to banks);

(v)           Stating that they have compared specific dollar amounts, numbers of shares, percentages of revenues and earnings, statements and other financial information pertaining to the Company set forth in the Registration Statement, the Sale Preliminary Prospectus and the Prospectus in each case to the extent that such amounts, numbers, percentages, statements and information may be derived from the general accounting records, including work sheets, of the Company and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter and found them to be in agreement;

(vi)           Stating that they have not, since the Company’s incorporation, brought to the attention of the Company’s management any reportable condition related to internal structure, design or operation as defined in the Statement on Auditing Standards No. 60 “Communication of Internal Control Structure Related Matters Noted in an Audit,” in the Company’s internal controls; and

(vii)           Statements as to such other matters incident to the transaction contemplated hereby as you may reasonably request.

4.4          Officers’ Certificates.

4.4.1       Officers’ Certificate.  At each of the Closing Time and the Option Closing Time, if any, the Representative shall have received a certificate of the Company signed by the Chairman of the Board or the President and the Secretary or Assistant Secretary of the Company (in their capacities as such), dated the Closing Date or the Option Closing Date, as the case may be, respectively, to the effect that:

(i)           the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, or the Option Closing Date, as the case may be;

(ii)           that the conditions set forth in Section 4.1.1(ii) and (iii) and Section 4.5 hereof have been satisfied as of such date and that, as of the Closing Time and the Option Closing Time, as the case may be; and

(iii)           the representations and warranties of the Company set forth in Section 2 hereof are true and correct as of the Closing Time and the Option Closing Time, as the case may be.

4.4.2       Secretary’s Certificate.  At each of the Closing Time and the Option Closing Time, if any, the Representative shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date or the Option Date, as the case may be, respectively, certifying (i) that the Bylaws and Certificate of Incorporation of the Company are true and complete, have not been modified and are in full force and effect, (ii) that the resolutions relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified, (iii) all correspondence between the Company or its counsel and the Commission, and (iv) as to the incumbency of the officers of the Company.  The documents referred to in such certificate shall be attached to such certificate.

4.5          No Material Changes.  Prior to and on each of the Closing Date and the Option Closing Date, if any, no events or circumstances shall have occurred which have, or are reasonably expected to have, a Material Adverse Effect.

4.6          Delivery of Agreements and other Information.

4.6.1       Effective Date Deliveries.  On the Effective Date, the Company shall have delivered to the Representative executed copies of the Escrow Agreement, the Trust Agreement, the Warrant Agreement, all of the Insider Letters and the Warrant Subscription Agreement.

4.6.2       Other Information.  At each of the Closing Time and the Option Closing Time, if any, the Representative will have received such other and further information, certificates of officers of the Company (in their capacities as such) and documents as the Representative may reasonably request.

4.7          Opinion of Counsel for the Underwriters.  All proceedings taken in connection with the authorization, issuance or sale of the Public Securities as herein contemplated shall be reasonably satisfactory in form and substance to you and to McDermott and you shall have received from such counsel a favorable opinion, dated the Closing Date and the Option Closing Date, if any, with respect to such of these proceedings as you may reasonably require.  On or prior to the Effective Date, the Closing Date and the Option Closing Date, as the case may be, counsel for the Underwriters shall have been furnished such documents, certificates and opinions as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 4.7, or in order to evidence the accuracy, completeness or satisfaction of any of the representations, warranties or conditions herein contained.

4.8          Secondary Market Trading.  On or before the Effective Date, the Company shall provide the Representative with a written report detailing those states in which the Public Securities may be traded in non-issuer transactions under the Blue Sky laws of the fifty States.

5.           Indemnification.

5.1          Indemnification of Underwriters.

5.1.1           General.  Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless each of the Underwriters, and each of their respective directors, officers and employees and each person, if any, who controls any such Underwriter (“controlling person”) within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage and expense whatsoever as incurred to which they or any of them may become subject under the Act, the Exchange Act or any other Federal or state statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus (as from time to time each may be amended and supplemented, including, but not limited to any information deemed to be a part thereof pursuant to Rule 430A, Rule 430B or Rule 430C, as applicable) or any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Public Securities, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission from any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or such other materials or information of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter, and each of their respective directors, officers and employees and each controlling person, if any, for any and all expenses (including the fees and disbursements of one counsel chosen by Morgan Joseph) as such expenses are reasonably incurred by such Underwriter, or each of their respective directors, officers and employees or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action; provided however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expenses to the extent, but only to the extent, arising out of or based upon (x) any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company with respect to an Underwriter by or on behalf of such Underwriter expressly for use in any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or such other materials or information, or any amendment thereof or supplement thereto, as the case may be, it being understood and agreed that the only such information furnished by the Representative consists of the information described as such in Section 5.2 hereof; or (y) the use of the Sale Preliminary Prospectus or Prospectus in violation of any stop order or other notice received by any Underwriter indicating the then current Prospectus is not to be used in connection with the sale of any Securities.  The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or controlling persons in connection with the issue and sale of the Public Securities or in connection with the Registration Statement, the Sale Preliminary Prospectus or the Prospectus.  The indemnity agreement set forth in this Section 5.1 shall be in addition to any liabilities that the Company may otherwise have.

5.2          Indemnification of the Company.  Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment thereof or supplement thereto, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Underwriter by or on behalf of the Underwriter expressly for use in such Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment thereof or supplement thereto; and to reimburse the Company or any such director, officer or controlling person, if any, for any and all expenses as such expenses are reasonably incurred, in connection with investigating, defending, settling, compromising or paying any such loss, claim damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Preliminary Prospectus, the Registration Statement, the Sale Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or in any such application, are the statements set forth in the paragraphs entitled “Pricing of Securities,” “Over-allotment and Stabilizing Transactions,” and “Commissions and Discounts” under the caption “Underwriting” in the Prospectus.  The indemnity agreement set forth in this Section 5.2 shall be in addition to any liabilities that each Underwriter may otherwise have.

5.3          Notifications and Other Indemnification Procedures.  Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof, but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph 5.1 or 5.2 above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph 5.1 or 5.2 above. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the provision to the preceding sentence reasonably approved by the indemnifying party (or by Morgan Joseph in the case of Section 5.2), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

5.4          Settlements.  The indemnifying party under this Section 5 shall not be liable for any settlement of any proceeding effected without its written consent, which shall not be withheld, delayed or conditioned unreasonably, but if settled with such consent or if there is a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by Section 5.3 hereof, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (x) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

5.5         Contribution.

5.5.1           Contribution Rights.  In order to provide for just and equitable contribution under the Act in any case in which (i) any person entitled to indemnification under this Section 5 makes claim for indemnification pursuant hereto but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 5 provides for indemnification in such case, or (ii) contribution under the Act, the Exchange Act or otherwise may be required on the part of any such person in circumstances for which indemnification is provided under this Section 5, then, and in each such case, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by said indemnity agreement incurred by the Company and the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial offering price appearing thereon and the Company is responsible for the balance; provided, that, no person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect the relative fault of the Company and the Underwriters in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations.  The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the provisions of this Section 5.5.1, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Public Securities underwritten by it and distributed to the public.  For purposes of this Section, each director, officer and employee of an Underwriter or the Company, as applicable, and each person, if any, who controls an Underwriter or the Company, as applicable, within the meaning of Section 15 of the Act shall have the same rights to contribution as the Underwriters or the Company, as applicable.

5.5.2           Contribution Procedure.  Within fifteen days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the omission to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder.  In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid fifteen days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified.  Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution on account of any settlement of any claim, action or proceeding effected by such party seeking contribution without the written consent of such contributing party.  The contribution provisions contained in this Section are intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.  The Underwriters’ obligations to contribute pursuant to this Section 5.5 are several and not joint.

6.           Default by an Underwriter.

6.1           Default Not Exceeding 10% of Firm Units or Option Units.  If any Underwriter or Underwriters shall default in its or their obligations to purchase the Firm Units or the Option Units, if the Over-Allotment Option is exercised, hereunder, and if the number of the Firm Units or Option Units with respect to which such default relates does not exceed in the aggregate 10% of the number of Firm Units or Option Units that all Underwriters have agreed to purchase hereunder, then such Firm Units or Option Units to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2           Default Exceeding 10% of Firm Units or Option Units.  In the event that the default addressed in Section 6.1 above relates to more than 10% of the Firm Units or Option Units, you may in your discretion arrange for yourself or for another party or parties to purchase such Firm Units or Option Units to which such default relates on the terms contained herein.  If within one Business Day after such default relating to more than 10% of the Firm Units or Option Units you do not arrange for the purchase of such Firm Units or Option Units, then the Company shall be entitled to a further period of one Business Day within which to procure another party or parties to purchase said Firm Units or Option Units on such terms, unless you are not the defaulting Underwriter and you reasonably conclude that the purchase by such other party or parties would result in a violation by any Underwriter of any law or regulation applicable to it.  In the event that neither you nor the Company arrange for the purchase of the Firm Units or Option Units to which a default relates as provided in this Section 6, this Agreement will be terminated by you or the Company without liability on the part of the Company (except as provided in Sections 3.10.2 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Units, this Agreement will not terminate as to the Firm Units; and provided further that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other several Underwriters and to the Company for damages occasioned by its default hereunder.

6.3           Postponement of Closing Date.  In the event that the Firm Units or Option Units to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Sale Preliminary Prospectus or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement or the Prospectus that in the opinion of counsel for the Underwriters may thereby be made necessary.  The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Securities.

7.           Additional Covenants.

7.1           Additional Shares or Options.  The Company hereby agrees that until the consummation of a Business Combination, it shall not issue any shares of Common Stock (except with respect to any exercise of Warrants) or any options or other securities convertible into Common Stock, or any shares of preferred stock or other Securities of the Company which participate in any manner in the Trust Account or which vote as a class with the Common Stock on a Business Combination.

7.2           Trust Account Waiver Acknowledgment.  The Company hereby agrees that it will use its reasonable efforts prior to engaging in discussions with any person or entity with which the Company seeks to consummate a Business Combination (“Target”) or prior to the Company obtaining the services of any vendor to acknowledge in writing whether through a letter of intent, memorandum of understanding or other similar document (and subsequently acknowledges the same in any definitive document replacing any of the foregoing), that (a) it has read the Prospectus and understands that the Company has established the Trust Account, initially in an amount of $● (without giving effect to any exercise of the Over-allotment Option) for the benefit of the public stockholders and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only (i) to the holders of the Public Common Stock in the event they elect to redeem their shares of Public Common Stock in connection with the consummation of a Business Combination, (ii) to the holders of the Public Common Stock if the Company fails to consummate a Business Combination within (x) 18 months from the date of the Prospectus or (y) 24 months from the date of the Prospectus if the Company has executed a definitive agreement for a Business Combination within such 18-month period, or (iii) to the Company after or concurrently with the consummation of a Business Combination and (b) for and in consideration (i) of the Company agreeing to evaluate such Target for purposes of consummating a Business Combination with it or (ii) of the Company agreeing to engage the services of the vendor, as the case may be, such Target or vendor agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (“Claim”) and waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.  The foregoing letters shall substantially be in the form attached hereto as Exhibits A and B respectively.  The Company may forego obtaining such waivers only if the Company shall have received the approval of its Chief Executive Officer and the approving vote or written consent of at least a majority of its Board of Directors.

7.3           Insider Letters.  The Company shall not take any action or omit to take any action which would reasonably be expected to cause a breach of any of the Insider Letters and will not allow any amendments to, or waivers of, such Insider Letters without the prior written consent of the Representative.

7.4           Certificate of Incorporation and Bylaws.  The Company shall not take any action or omit to take any action that would reasonably be expected to cause the Company to be in breach or violation of its Certificate of Incorporation or Bylaws.

7.5           Acquisition/Liquidation Procedure.  The Company agrees that it will comply with provisions (A) through (K) of Article Fifth of its Certificate of Incorporation in connection with the consummation of a Business Combination or the failure to consummate a Business Combination within eighteen (18) months from the date of the Prospectus or within twenty-four (in) months from the date of the Prospectus if the Company has executed a definitive agreement for a Business Combination with such 18-month period.

7.6           Rule 419.  The Company agrees that it will use its reasonable efforts to prevent the Company from becoming subject to Rule 419 under the Act prior to the consummation of any Business Combination, including but not limited to using its reasonable efforts to prevent any of the Company’s outstanding securities from being deemed to be a “penny stock” as defined in Rule 3a-51-1 under the Exchange Act during such period.

7.7           Tender Offer Documents, Proxy Materials and Other Information.  The Company shall provide counsel to the Representative with ten copies of all tender offer documents or proxy information and all related material filed with the commission in connection with a Business Combination concurrently with such filing with the commission.  In addition, the Company shall furnish any other state in which its initial public offering was registered, such information as may be requested by such state.

8.           Representations and Agreements to Survive Delivery.  Except as the context otherwise requires, all representations, warranties and agreements contained in this Agreement shall be deemed to be representations, warranties and agreements as of the Closing Dates and such representations, warranties and agreements of the Underwriters and the Company, including the indemnity agreements contained in Section 5 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter, the Company or any controlling person, and shall survive termination of this Agreement or the issuance and delivery of the Public Securities to the several Underwriters until the earlier of the expiration of any applicable statute of limitations and the seventh anniversary of the later of the Closing Date or the Option Closing Date, if any, at which time the representations, warranties and agreements shall terminate and be of no further force and effect.

9.           Effective Date of This Agreement and Termination Thereof.

9.1           Effective Date.  This Agreement shall become effective on the Effective Date at the time the Registration Statement is declared effective by the Commission.

9.2           Termination.  You shall have the right to terminate this Agreement at any time prior to the Closing Date if (i) trading in the Company’s Units, Common Stock or Warrants shall have been suspended by the Commission, (ii) any events or circumstances shall have occurred which have, or are reasonably expected to have, a Material Adverse Effect, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States, or other calamity or crisis the effect of which on the financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the Offering or delivery of the Units, (iv) trading in securities generally on the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the NASDAQ Capital Market or on the OTC Bulletin Board (or successor trading market or quotation system) shall have been suspended, or minimum or maximum prices for trading shall have been established, or maximum ranges for prices for securities shall have been fixed, or (v) if a banking moratorium has been declared by a New York State or Federal authority.

9.3           Indemnification.  Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall not be in any way effected by such election or termination or failure to carry out the terms of this Agreement or any part hereof.

10.         Miscellaneous.

10.1        Notices.  All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed and shall be deemed given when so delivered or telecopied and confirmed or if mailed, two days after such mailing

If to the Representative:

Morgan Joseph TriArtisan LLC
600 Fifth Avenue
19th Floor
New York, New York 10020
Attn:  Tina Pappas
Facsimile: (212) 218-3725

Copy to:

McDermott Will & Emery LLP
340 Madison Avenue
New York, New York 10173
Attn:  Joel Rubinstein, Esq.
Facsimile: (212) 547-5444

If to the Company:

Arcade China Acquisition Corp.
62 LaSalle Road
Suite 304
West Hartford, CT 06107
Attn: John Chapman
Facsimile: ●

Copy to:

Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attn: Fran Stoller, Esq.
Facsimile: (212) 214-0706

10.2        Headings.  The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

10.3        Amendment.  This Agreement may only be amended by a written instrument executed by each of the parties hereto.

10.4        Entire Agreement.  This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersede all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

10.5        Binding Effect.  This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. This agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and said controlling persons and their respective successors, officers, directors, heirs and legal representatives, and it is not for the benefit of any other person.  The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters.

10.6        No Fiduciary Relationship in Pricing.  The Company acknowledges and agrees that: (i) the sale and issuance of the securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand; (ii) in connection therewith and with the process leading to the Offering, each Underwriter is and has been acting solely as a principal and not the agent or fiduciary of the Company; (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the Offering or the process leading thereto, including any negotiation related to the pricing of the securities (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the Offering except for the obligations expressly set forth in this Agreement; (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the Offering and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate in connection with this Agreement and the Offering.

10.7        Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the substantive laws of another jurisdiction.  The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive.  The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.  Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof.  Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.  The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

10.8        Execution in Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto.  Delivery of a signed counterpart of this Agreement by fax or email/pdf transmission shall constitute valid and sufficient delivery thereof.

10.9         Waiver, Etc.  The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement.  No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

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If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

ARCADE CHINA ACQUISITION CORP.

By:
Name:
Title:

Accepted on the date first
above written.

MORGAN JOSEPH TRIARTISAN LLC

By:
Name:
Title:

SCHEDULE I

ARCADE CHINA ACQUISITION CORP.

4,000,000 Units

Underwriter	Number of Firm Units to be Purchased
Morgan Joseph TriArtisan LLC	●
●	●

SCHEDULE II

TIME OF SALE INFORMATION

EXHIBIT A

FORM OF TARGET BUSINESS LETTER

Arcade China Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of Arcade China Acquisition Corp. (the “Company”), dated ●, 2011 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $● for the benefit of the Public Stockholders and the Underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event they elect to redeem their public shares in connection with the consummation of a Business Combination, (ii) to the Public Stockholders if the Company fails to consummate a Business Combination within 18 months from the date of the Prospectus or within 24 months from the date of the Prospectus if the Company has executed a definitive agreement for a Business Combination within such 18-month period or (iii) to the Company after or concurrently with the consummation of a Business Combination.

For and in consideration of the Company agreeing to evaluate the undersigned for purposes of consummating a Business Combination with it, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Target Business

Authorized Signature of Target Business

EXHIBIT B

FORM OF VENDOR LETTER

Arcade China Acquisition Corp.

Gentlemen:

Reference is made to the Final Prospectus of Arcade China Acquisition Corp. (the “Company”), dated ●, 2011 (the “Prospectus”).  Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in Prospectus.

We have read the Prospectus and understand that the Company has established the Trust Account, initially in an amount of at least $● for the benefit of the Public Stockholders and the Underwriters of the Company’s initial public offering (the “Underwriters”) and that, except for a portion of the interest earned on the amounts held in the Trust Account, the Company may disburse monies from the Trust Account only: (i) to the Public Stockholders in the event they elect to redeem their public shares in connection with the consummation of a Business Combination, (ii) to the Public Stockholders if the Company fails to consummate a Business Combination within 18 months from the date of the Prospectus or within 24 months from the date of the Prospectus if the Company has executed a definitive agreement for a Business Combination within such 18-month period or (iii) to the Company after or concurrently with the consummation of a Business Combination.

For and in consideration of the Company agreeing to engage the services of the undersigned, the undersigned hereby agrees that it does not have any right, title, interest or claim of any kind in or to any monies in the Trust Account (each, a “Claim”) and hereby waives any Claim it may have in the future as a result of, or arising out of, any services provided to the Company and will not seek recourse against the Trust Account for any reason whatsoever.

Print Name of Vendor

Authorized Signature of Vendor